SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2010

BLUEGREEN CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

0-19292	03-0300793
(Commission File Number)	(IRS Employer Identification No,)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 912-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We have an existing receivables purchase facility with Branch Banking & Trust Company (“BB&T”). The revolving advance period under this purchase facility was to end on June 29, 2010. On June 29, 2010, BB&T extended the revolving advance period of the facility from June 29, 2010 to August 30, 2010, with any further extension being subject to BB&T approval. No other significant changes were made to the terms of the facility in connection with this extension. A copy of Amendment 5 dated June 29, 2010 is attached as an exhibit and the forgoing is qualified in its entirety by reference to the exhibit.

We are currently discussing the further extension of the revolving advance period under this facility with BB&T but there is no assurance that such extension will be obtained on favorable terms, if at all.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2010

By: /S/ ANTHONY M. PULEO

Anthony M. Puleo

Senior Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

10.100

Omnibus Amendment No. 5 dated June 29, 2010, by and among the Registrant, Bluegreen Timeshare Finance Corporation I, BXG Timeshare Trust I, Vacation Trust, Inc., Wilmington Trust Company as Owner Trustee, Concord Servicing Corporation, GSS Holdings, Inc. as Trust Owner, U.S. Bank National Association and Branch Banking and Trust Company.